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                                                                    Exhibit 10.4

                              Letter Loan Agreement

In conjunction with the loans from BancorpSouth (Lender) secured by inventory in the amounts of $1,500,000 and $500,000 dated April 12, 2002 and maturing on April 12, 2004 and June 11, 2002 respectively, Texas Timberjack, Inc. (Borrower) agrees to the following:

Borrower will provide lender a monthly report reflecting borrowers current inventory levels

Borrower will provide lender annual audited financial statements as soon as available

Borrower will provide lender quarterly company prepared financial statements within 45 days after each calendar quarter.

Borrower will provide lender copy of completed corporate tax return within 10 days of filing

Without prior Bank approval, Borrower will not pay dividends, loans, or advances from company to its parent, Overhill Corporation, except for the payment of taxes.

Borrower agrees to maintain deposit account with Lender with an initial deposit of $250,000. Minimum balance is not required.

Borrower will allow an appropriate bank officer or inspector on Borrower's premises at any time during normal business hours (typically 8:00 a.m. to 5:00 p.m., Monday through Friday) for inventory, equipment and other inspection purposes.

Agreed to on this 12th day of April, 2002 by:


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Harold Estes
President